Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

American Skandia Trust:

We consent to the incorporation by reference, in this registration statement (No. 033-24962) on Form N-1A, of our report dated February 19, 2007 on the statements of assets and liabilities of American Skandia Trust (comprised of AST JPMorgan International Equity Portfolio, AST International Growth Portfolio, AST International Value Portfolio, AST MFS Global Equity Portfolio, AST Small-Cap Growth Portfolio, AST DeAM Small-Cap Growth Portfolio, AST Federated Aggressive Growth Portfolio, AST Goldman Sachs Small-Cap Value Portfolio, AST Small-Cap Value Portfolio, AST DeAM Small-Cap Value Portfolio, AST Goldman Sachs Mid-Cap Growth Portfolio, AST Neuberger Berman Mid-Cap Growth Portfolio, AST Neuberger Berman Mid-Cap Value Portfolio, AST Mid-Cap Value Portfolio, AST T. Rowe Price Natural Resources Portfolio, AST T. Rowe Price Large-Cap Growth Portfolio, AST MFS Growth Portfolio, AST Marsico Capital Growth Portfolio, AST Goldman Sachs Concentrated Growth Portfolio, AST DeAM Large-Cap Value Portfolio, AST Large-Cap Value Portfolio, AST AllianceBernstein Core Value Portfolio, AST Cohen & Steers Realty Portfolio, AST AllianceBernstein Managed Index 500 Portfolio, AST American Century Income & Growth Portfolio, AST AllianceBernstein Growth & Income Portfolio, AST Global Allocation Portfolio, AST American Century Strategic Balanced Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST T. Rowe Price Global Bond Portfolio, AST High Yield Bond Portfolio, AST Lord Abbett Bond-Debenture Portfolio, AST PIMCO Total Return Bond Portfolio, AST Limited Maturity Bond Portfolio, AST Money Market Portfolio, AST Aggressive Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Capital Growth Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, hereafter referred to as the “Funds”), including the schedules of investments, as of December 31, 2006, and the related statements of operations for the year or period then ended, the statements of changes in net assets for each of the years or periods in the two-year period then ended and financial highlights for each of the years or periods in the four-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

KPMG LLP

New York, New York

April 26, 2007